Kenexa Announces Acquisition by IBM

WAYNE, Pa., August 27, 2012 – Kenexa Corporation (Kenexa) (NYSE:KNXA), a leading provider of recruiting and talent management solutions, today announced that it has entered into a definitive agreement to be acquired by International Business Machines Corporation (NYSE:IBM) for $46.00 per share in cash in a transaction valued at approximately $1.3 billion.

The transaction has been approved unanimously by the Kenexa Board of Directors and the Kenexa Board of Directors recommends that Kenexa shareholders approve the transaction.

Pending shareholder approval and satisfaction of regulatory and closing conditions, the transaction is expected to be completed during the fourth calendar quarter. The Company’s shareholders will be given notice and certain information about the transaction in a proxy statement that will be sent to shareholders. Following completion of the transaction, Kenexa will be wholly owned by IBM and its stock will no longer trade on the New York Stock Exchange.  Due to the pending transaction with IBM, Kenexa is withdrawing all previously issued financial guidance with respect to the full year ending December 31, 2012 as well as the third quarter ending September 30, 2012.

Lazard  is serving as exclusive financial advisor to Kenexa  in connection with the transaction. Pepper Hamilton LLP is legal advisor to Kenexa in connection with the transaction.

About Kenexa

Kenexa (NYSE:KNXA) helps drive HR and business outcomes through its unique combination of technology, content and services. Enabling organizations to optimize their workforces since 1987, Kenexa’s integrated talent acquisition and talent management solutions have touched the lives of more than 110 million people. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com. Follow Kenexa on Twitter: @kenexa.

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Forward-Looking Statements

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, the failure to obtain shareholder approval or the failure to satisfy other closing conditions necessary to complete the transaction with IBM. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in the company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on March 15, 2012. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Kenexa’s ability to complete the transaction with IBM is dependent upon shareholder approval and other customary closing conditions, not all of which are within the control of Kenexa or IBM.

Additional Information and Where to Find It

In connection with the proposed merger, Kenexa will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Kenexa. KENEXA’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Kenexa’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Kenexa’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investor Relations section of Kenexa’s corporate website, www.kenexa.com, or directing a request by mail or to Kenexa Corporation, 650 East Swedesford Road, Second Floor, Wayne, PA 19087 - Attention Investor Relations, or by telephone at 1-866-888-8121.

Kenexa and its directors and officers may be deemed to be participants in the solicitation of proxies from Kenexa’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about Kenexa’s directors and executive officers and their ownership of Kenexa’s common stock is set forth in the proxy statement for the company’s 2012 annual meeting of shareholders, which was filed with the SEC on April 3, 2012 and the company’s Annual Report on Form 10-K for 2012 filed with the SEC on March 15, 2012. Shareholders may obtain additional information regarding the interests of Kenexa and its directors and executive officers in the proposed merger, which may be different than those of the company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Kenexa Contact:
Mark Derowitsch
Kenexa
(402) 419-5216
mark.derowitsch@kenexa.com